Exhibit 10.19
RESOURCES CONNECTION, INC.
EXECUTIVE INCENTIVE PLAN
FY 2011
I. PARTICIPANTS AND INCENTIVE AWARD OPPORTUNITY

		INCENTIVE AWARD OPPORTUNITY
		TARGET	MAXIMUM
NAME	POSITION	(% of weighted measure)	(% of base salary)
Don Murray	Executive Chairman and Chief Executive Officer	100%	225%
Tony Cherbak	President and Chief Operating Officer	75%	150%
Nate Franke	EVP and CFO	75%	150%
Kate Duchene	EVP and CLO	75%	150%
II. PERFORMANCE MEASURES AND WEIGHTS

QUANTITATIVE MEASURES	WEIGHT
Revenue (Growth)	30% (22.5% @ 75%)
Adjusted EBIDTA (Growth)	30% (22.5% @ 75%)

QUALITATIVE MEASURES	WEIGHT
Key Team Objectives	20-40%
III. DEFINITIONS
Revenue, as a quantitative measure, is defined as that reported in the company’s press release announcing reported year-end financials, using accounting principles consistent from year to year.
Adjusted EBIDTA, as a quantitative measure, is defined as EBITDA adjusted for stock compensation, contingent consideration adjustments, and acquisition costs (if any) or any additional items deemed appropriate by the Committee and as approved by the Committee.

Key team objectives, as a qualitative measure, include the consideration of some or all of the following: return on investment, gross margin results and management, client continuity, cash flow, employee retention, strategic business model expansion, performance as a team, communication of and reinforcement of the Company’s culture, development of service offerings, and other individual or departmental goals.
PERFORMANCE LEVELS
•
Plan Activation: In order to activate the plan for any quantitative performance measure, revenue must equal or exceed 75% of the Board approved target for the year. Once the revenue threshold has been achieved, each of the quantitative performance measures operates independently.

•
Performance Threshold: For quantitative performance measures threshold performance is 75% of approved targets for the fiscal year. When threshold performance is achieved for any of the quantitative performance measures, 30% of the target award for that performance measure is earned.

•	Performance Targets:
i.
For quantitative performance measures of revenue and adjusted EBIDTA, as approved by the Compensation Committee for the fiscal year. When target performance is achieved for any of the quantitative performance measures, 100% of the target award for that performance measure is earned.

ii.
For qualitative performance measures, the target performance will be measured by the results of the team in implementing and executing on agreed business objectives, successful communication of the same, and enforcement and training of the Company’s culture.

•
Above Expectations: When 140% of Board approved target is achieved for any of the quantitative measures, the 225% of the target incentive award for that performance measure will be earned by Mr. Murray and 200% of the target incentive award will be earned by Ms. Duchene, Mr. Cherbak and Mr. Franke.

•	Interpolation: Straight-line interpolation is used to determine incentive awards between threshold and target, and target and above expectations performance.
•
Qualitative Awards: A discretionary award may be approved by the Committee regardless of the performance results achieved on the quantitative performance measures up to 40% of the maximum incentive award opportunity.

IV. PLAN METHODOLOGY
Any cash payout under the Plan is the sum of three calculations: a revenue component; an adjusted EBIDTA component and a discretionary component. The components operate independently.
V. PLAN ADMINISTRATION
•
The Compensation Committee is responsible for overseeing the administration of the plan including certifying the performance results and determining the actual incentive award for the CEO. The Committee has the authority to interpret the plan and make appropriate adjustments in the operation of the plan to better reflect performance results of the organization.

•	The CEO recommends the discretionary awards for the other participants, which are reviewed and approved by the Committee.
•	Incentive awards will be paid as soon as practical after the company’s press release announcing reported year-end financials for the fiscal year have been determined for the fiscal year.

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